SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                                 OXiGENE, INC.
            (Exact name of registrant as specified in its charter)

                                   Delaware
        (State or other jurisdiction of incorporation or organization)

                                  13-3679168
                     (I.R.S. employer identification no.)

                      110 East 59th Street, New York, NY               10022
- ----------------------------------------------------------------------------
                   (Address of principal executive offices)         (Zip code)

                  Amended and Restated Stock Incentive Plan
                           (Full title of the plan)

                               Andica Kunst, Esq.
                             110 East 59th Street
                              New York, NY 10022
                    (Name and address of agent for service)

                                (212) 421-0001
         (Telephone number, including area code, of agent for service)

                           CALCULATION OF REGISTRATION FEE
=======================================================================================
- ---------------------------------------------------------------------------------------
       Title of            Amount      Proposed maximum  Proposed maximum   Amount of
      securities            to be       offering price      aggregate      registration
   to be registered      registered      per share(1)    offering price(1)     fee
- ---------------------------------------------------------------------------------------
Common Stock, par value                      $8.00          $5,471,125     $1,887
$.01 per share          1,166,900
=======================================================================================

(1) Of the shares being registered, 10,000 shares are being offered at $1.95 per share, 30,000 shares are being offered at $5.38 per share, 275,000 shares are being offered at $5.50 per share, 22,500 shares are being offered at $5.88 per share, 165,000 shares are being offered at $6.00 per share, 50,000 shares are being offered at $6.25 per share, 120,000 shares are being offered at $6.38 per share, 2,000 shares are being offered at $6.94 per share, 15,000 shares are being offered at $7.00 per share, 224,500 shares are being offered at $7.25 per share, 30,000 shares are being offered at $7.63 per share, and 115,000 shares are being offered at $8.00 per share. In addition, 107,900 shares are to be offered at prices not presently determinable. Pursuant to Rule 457(h), the offering price of such 107,900 shares is estimated solely for the purpose of determining the registration fee and is based on the average of the bid and asked prices of the Common Stock ($24.00) quoted on The Nasdaq Stock Market, Inc. SmallCap Market on May 29, 1996.


292357.1

                                    PART I
             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

      The documents containing the information specified in this Item will be sent or given to employees who have been granted awards under the Amended and Restated Stock Incentive Plan (the "Plan") of OXiGENE, Inc., a Delaware corporation (the "Registrant"), and are not being filed with, or included in, this Registration Statement on Form S-8 (the "Registration Statement") in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

Item 2. Registrant Information and Employee Plan Annual Information

      The documents containing the information specified in this Item will be sent or given to employees who have been granted awards under the Plan and are not being filed with, or included in, this Registration Statement in accordance with the rules and regulations of the Commission.


                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

      The following documents filed by the Registrant with the Commission are incorporated herein by reference:

      (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, as amended by Form 10-K/A-1, filed with the Commission on April 30, 1996.

      (2) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996.

      (3) The description of the shares of common stock, par value $.01 per share (the "Common Stock"), contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on June 24, 1993 (File Number 0-21990) pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which incorporates by reference the description of the shares of Common Stock contained in the Registration Statement on Form S-1 (File Number 33-64968) filed by the Registrant on June 24, 1993 and declared effective by the Commission on August 25, 1993, and any amendment or report filed with the Commission for purposes of updating such description.

      All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.



292357.1
                                      2

Item 4. Description of Securities

      Not applicable.

Item 5. Interests of Named Experts and Counsel

      Not applicable.

Item 6. Indemnification of Directors and Officers

      Reference is made to Section 145 of the Delaware General Corporation Law, as amended (the "DGCL"), which provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation in such capacity of another corporation or business organization. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such director, officer, employee or agent in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of a corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred.

      Reference is also made to Section 102(b)(7) of the DGCL, which enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director for monetary damages for violations of a director's fiduciary duty, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which the director derived an improper personal benefit.

      Articles Ninth of the Registrant's Restated Certificate of Incorporation and Article IX, Section 3 of the Registrant's By-laws provide for the elimination of personal liability of a director for breach of fiduciary duty as permitted by Section 102(b)(7) of the DGCL, and provide that the Registrant indemnify its directors and officers to the full extent permitted by Section 145 of the DGCL.

Item 7. Exemption From Registration Claimed

      Not applicable.

Item 8. Exhibits

     4.2* OXiGENE Amended and Restated Stock Incentive Plan (including Forms of Incentive Stock Option Agreement, Non-Statutory Stock Option Agreement, Tandum Stock Appreciation Rights Agreement, Non-Tandum Stock Appreciation Rights Agreement and Restricted Stock Agreement).


292357.1
                                      3

     4.3** Restated Certificate of Incorporation as filed with the Secretary of State of the State of Delaware on April 27, 1993, and as amended on June 22, 1995.

     4.4*   By-Laws, as amended through May 26, 1993.

     5 Opinion of Battle Fowler LLP regarding the legality of the securities being registered.

     24.1   Consent of Ernst & Young LLP.

     24.2 Consent of Battle Fowler LLP (included in, and incorporated by reference to, Exhibit 5 hereto).

     25 Power of Attorney (included in the signature pages of this Registration Statement).


      * Included in, and incorporated by reference to, the Registrant's Registration Statement on Form S-1 (File Number 33-64968) filed with the Commission on June 24, 1993 and declared effective on August 25, 1993 (the "IPO Registration Statement").
      ** Included in, and incorporated by reference to, the IPO Registration Statement and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, as amended by Form 10-K/A-1, as filed with the Commission on April 30, 1996.

Item 9. Undertakings.

      The Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

      (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the

292357.1
                                      4

Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


292357.1
                                      5

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 11th day of June 1996.

                                    OXiGENE, INC.



                                    By: /s/ Bjorn Nordenvall
                                        Bjorn Nordenvall
                                        President and Chief Executive Officer


                               POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bjorn Nordenvall and Claus M[phi]ller, and each of them, his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all his said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


           Signature                    Title                         Date


/s/Bjorn Nordenvall           President, Chief Executive Officer  June 11, 1996
                              and Director (principal executive
                              and principal accounting officer)

/s/Yuval Binur                        Director                   June 11, 1996
Yuval Binur



/s/Richard A. Brown            Chairman of the Board             June 11, 1996
Richard A. Brown



/s/Donald P. Carlin                   Director                   June 11, 1996
Donald P. Carlin

/s/Michael Ionata                     Director                   June 11, 1996
Michael Ionata



/s/John E. McConnaughy, Jr.           Director                   June 11, 1996
John E. McConnaughy, Jr.



/s/Claus M0ller                       Director                   June 11, 1996
Claus M0ller



/s/Ronald W. Pero                     Director                   June 11, 1996
Ronald W. Pero



/s/L.G. Schafran                      Director                   June 11, 1996
L.G. Schafran

                                 EXHIBIT INDEX

Exhibit No.  Description of Exhibit                                Page Number

     4.2* OXiGENE Amended and Restated Stock Incentive Plan (including Forms of Incentive Stock Option Agreement, Non-Statutory Stock Option Agreement, Tandum Stock Appreciation Rights Agreement, Non-Tandum Stock Appreciation Rights Agreement and Restricted Stock Agreement).

     4.3** Restated Certificate of Incorporation as filed with the Secretary of State of the State of Delaware on April 27, 1993, and as amended on June 22, 1995.

     4.4*   By-Laws, as amended through May 26, 1993.

     5 Opinion of Battle Fowler LLP regarding the legality of the securities being registered.

     24.1   Consent of Ernst & Young LLP.

     24.2 Consent of Battle Fowler LLP (included in, and incorporated by reference to, Exhibit 5 hereto).

     25 Power of Attorney (included in the signature pages of this Registration Statement).

- -----------------------
    * Included in, and incorporated by reference to, the Registrant's Registration Statement on Form S-1 (File Number 33-64968) filed with the Commission on June 24, 1993 and delared effective on August 25, 1993 (the "IPO Registration Statement").

   ** Included in, and incorporated by reference to, the IPO Registration Statement and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, as amended by Form 10-K/A-1, as filed with the Commission on April 30, 1996.